Exhibit 99.1

NICOLET BANKSHARES, INC. RECEIVES KEY REGULATORY APPROVALS FOR MERGER

GREEN BAY, WI.  (April 5, 2013) – Nicolet Bankshares, Inc. (“Nicolet”), the parent company of Nicolet National Bank, announces its recent receipt of two key regulatory approvals for the merger of Mid-Wisconsin Financial Services, Inc. (“MWFS”) with and into Nicolet and the merger of Mid-Wisconsin Bank with and into Nicolet National Bank.

On March 28, the Office of the Comptroller of the Currency (“OCC”) conditionally approved the application to merge Mid-Wisconsin Bank into Nicolet National Bank under the charter and title of the latter.  The OCC is the primary regulator of Nicolet National Bank and will remain so after the effective date of the merger. The OCC’s approval comes after its review of the application filed by Nicolet and is, among other things, conditioned upon the Bank maintaining a leverage ratio of 8% excluding bargain purchase gain resulting from the merger for a year after consummation and calculating both its dividend-paying capacity and legal lending limit excluding bargain purchase gain for a year after consummation. These conditions will not affect the timing of the closing, but will require Nicolet National Bank to maintain higher capital levels than are otherwise required by OCC regulations and reduce Nicolet National Bank's maximum dividend paying and lending capacities for the year following the merger.

Additionally, on March 25, the Wisconsin Department of Financial Institutions issued its approval of the proposed merger of MWFS with and into Nicolet.

On March 26, the U.S. Securities and Exchange Commission (“SEC”) declared the registration statement for the merger effective, making Nicolet a public reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended.  A joint proxy statement-prospectus seeking shareholder approval of the merger of MWFS with and into Nicolet has been mailed to shareholders of Nicolet and Mid-Wisconsin for their respective shareholder meetings being held on April 25.  Pending receipt of shareholder and other regulatory approvals, the effective date of the merger is anticipated to be April 26, 2013.

Nicolet anticipates its common stock will be quoted on the Over-the-Counter Bulletin Board  or other quotation system in late April 2013.

Bob Atwell, Chairman and CEO of Nicolet said, “We are on track with the necessary approvals of the merger.  Our integration teams are working hard to make the transition smooth for our customers.  Overall, things are progressing very well.  We are excited to finalize the merger and get down to the business of serving our customers as one unified bank.”

About Nicolet Bankshares, Inc.

Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a full-service, customer-focused community bank providing a wide range of services from commercial and consumer banking to wealth management and retirement plan services.  Founded in Green Bay in 2000, Nicolet National Bank offers localized, knowledgeable decision making designed to create long-lasting relationships within its communities.  More information can be found at www.nicoletbank.com

About Mid-Wisconsin Bank

Mid-Wisconsin Bank is a full-service community bank headquartered in Medford.  Mid-Wisconsin Bank serves north central Wisconsin through 11 branches delivering commercial and consumer banking and wealth management services with localized personal attention.  More information can be found at www.midwisc.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect”, “anticipate”, “intend”, “target”, “estimate”, “continue”, “positions”, “prospects”, “potential” “would”, “should”, “could” “will” or “may”. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and these statements, may not be realized. Forward-looking statements speak only as of the date they are made and Nicolet does not have any duty to update forward-looking statements.

In addition to factors previously disclosed in Nicolet’s Registration Statement on  Form S-4 filed with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transactions may be required in order to obtain or satisfy such approvals or conditions; the receipt and timing of shareholder approvals; delays in closing the merger and the merger of the parties’ bank subsidiaries; difficulties, delays and unanticipated costs in integrating the merging organizations’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the merging organizations, including possible loss of customers; diversion of management time to address transaction related issues; changes in asset quality and credit risk as a result of the merger; changes in customer borrowing, repayment, investment and deposit behaviors and practices; changes in interest rates, capital markets, and local economic and national economic conditions; the timing and success of new business initiatives; competitive conditions; and regulatory conditions.

Additional Information about the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. In connection with the merger transaction, Nicolet has filed with the SEC a registration statement on Form S-4 that contains a joint proxy statement/prospectus relating to the merger.  Nicolet has filed with the SEC other relevant materials in connection with the proposed merger, and Nicolet and MWFS have mailed the joint proxy statement/prospectus to their respective shareholders.  SHAREHOLDERS OF BOTH NICOLET AND MWFS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, MWFS AND THE PROPOSED MERGER.  You can obtain a free copy of the Registration Statement, as well as other filings containing information about Nicolet Bankshares, Inc. at the SEC’s Internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either Nicolet Bankshares Inc., 111 North Washington Street, Green Bay, WI 54301, Attention: Robert B. Atwell, Chairman and CEO, or Mid-Wisconsin Financial Services, Inc., 132 West State Street, Medford, WI 54451, Attention: Scot Thompson, President.

Contact Information

Jeff Gahnz at 920.430.1400